UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2023

SJW Group

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-8966	77-0066628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 W. Taylor Street
San Jose, California 95110
(Address of principal executive offices, including zip code)

(408) 279-7800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SJW	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 1, 2023, SJW Group (the “Company”) entered into an Amendment No. 1 (the “Amendment No. 1”) to the equity distribution agreement, dated November 17, 2021 (the “Agreement”), between the Company and J.P. Morgan Securities LLC, Janney Montgomery Scott LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC (each a “Sales Agent” and, collectively, the “Sales Agents”), pursuant to which the Company increased the aggregate gross sales price of shares of the Company’s common stock, $0.001 par value per share (the “Shares”), that may be sold under the Agreement from $100,000,000 to $240,000,000 (the “Upsized Offering”).

The Shares will be issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-261161). The Company has filed a prospectus supplement, dated March 1, 2023, to the prospectus, dated November 17, 2021, with the Securities and Exchange Commission in connection with the offer and sale of the Shares from time to time in the future.

The above disclosure is a summary and qualified in its entirety by the Amendment No. 1, a copy of which will be filed as an exhibit to the Company’s Quarterly Report for the period ending March 31, 2023. A copy of the legality opinion of Morgan, Lewis & Bockius LLP issued in connection with the Upsized Offering is attached as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Index

Exhibit No.	Description

5.1	Opinion of Morgan, Lewis & Bockius LLP, dated March 1, 2023, with respect to the legality of the shares.

23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SJW GROUP

Date: March 1, 2023	/s/ Andrew F. Walters
Andrew F. Walters, Chief Financial Officer